UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2004

GSI LUMONICS INC.

(Exact name of registrant as specified in its charter)

New Brunswick, Canada (State or other jurisdiction Of incorporation)	000-25705 (Commission File Number)	No. 98-0110412 (I.R.S. Employer Identification No.)

39 Manning Road, Billerica, Massachusetts 01821

(Address of principal executive offices, including zip code)

(978) 439-5511

(Registrant’s telephone number, including area code)

     The Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 17, 2004 is hereby amended and restated in its entirety as follows:

Item 2. Acquisition or Disposition of Assets.

     On May 14, 2004, GSI Lumonics Inc. (“GSI”) completed its acquisition of MicroE Systems Corp., a Delaware corporation (“MicroE”). The acquisition was completed by means of a merger (the “Merger”) of Motion Acquisition Corporation, a Delaware corporation and an indirect wholly owned subsidiary of GSI with and into MicroE, pursuant to an Agreement and Plan of Merger dated as of April 12, 2004 (the “Merger Agreement”). As a result of the Merger, MicroE became an indirect wholly owned subsidiary of GSI.

     MicroE, located in Natick, MA, is recognized as a technology leader in the design and manufacture of position encoders for precision motion control applications in data storage, semiconductor and electronics, industrial automation and medical markets.

     Pursuant to the terms of the Merger Agreement, upon the effective time of the Merger, GSI paid former MicroE securityholders $55.4 million in cash, net of cash received as part of the merger (the “Merger Consideration”) in exchange for all of MicroE’s outstanding capital stock. The Merger Consideration and the terms of the Merger were determined in arms-length negotiations between the parties. GSI paid the Merger Consideration from existing cash. The terms of the Merger are more fully described in the Merger Agreement, a copy of which has been filed by GSI as Exhibit 2.1 to its Current Report on Form 8-K filed with the SEC on April 13, 2004. The total purchase price, including costs of transaction, is expected to be approximately $56.4 million. The foregoing description is qualified in its entirety by reference to the full text of the Merger Agreement.

     As a consequence of acquiring the capital stock of MicroE as part of the Merger, GSI acquired plant, equipment and other physical property of MicroE. MircoE had used these assets to design and manufacture position encoders for precision motion control applications in data storage, semiconductor and electronics, industrial automation and medical markets. GSI expects to continue to use those assets for similar purposes.

Item 7. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

     Pursuant to Instruction (a)(4) of Item 7 of Form 8-K, financial statements of MicroE required by this Item 7(a) are expected to be filed not later than 60 days after the date of the initial Form 8-K was required to be filed, or July 28, 2004.

(b) Pro Forma Financial Information.

     Pursuant to Instruction (b)(2) of Item 7 of Form 8-K, pro forma financial information relating to MicroE, required by this Item 7(b) is expected to be filed not later than 60 days after the date of the initial Form 8-K was required to be filed, or July 28, 2004.

(c) Exhibits.

2.1(1)	Agreement and Plan of Merger dated as of April 12, 2004 by and among GSI Lumonics Inc., Motion Acquisition Corporation and MicroE Systems Corp.
99.1(1)	Press Release dated April 12, 2004.
99.2(2)	Press Release dated May 17, 2004.

(1)	Incorporated herein by reference to the registrant’s Current Report on Form 8-K filed on April 13, 2004.

(2)	Incorporated herein by reference to the registrant’s Current Report on Form 8-K filed on May 17, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI LUMONICS INC.

Date: July 13, 2004	By:	/s/ THOMAS R. SWAIN

Thomas R. Swain
Vice President, Finance and Chief Financial Officer